                 EXECUTIVE SUMMARY -- ARBOUR EAST APARTMENTS
                                                                             2

DATE OF VALUATION: ............  October 10, 1995

DATE OF INSPECTION: ...........  October 10, 1995

PROPERTY ADDRESS: .............  6001 Old Hickory Boulevard
                                 Hermitage, Tennessee 37076

TAX REFERENCE: ................  65-A-11

DEED REFERENCE: ...............  2560/1489

PROPERTY DESCRIPTION: .........  Arbour East is a two and three story apartment complex made up of 350 units in 54 buildings and a total of 386,100 rentable square feet. The improvements, which are situated on a 27.997-acre site, were completed in 1972-73. The unit mix includes several variations of one, two and three-bedroom units. The following page identifies the unit mix at the subject property.

                       UNIT MIXTURE
---------------------------------------------------------
 # UNITS       UNIT TYPE      % TYPE  AREA(SF)  TOTAL NSF
--------- ----------------- -------- -------- -----------
    55         1BR/1BA G       16%      770      42,350
     5       1BR/1BA TH FP      1%      750       3,750
    33        1BR/1BA TH        9%      750      24,750
    17       1BR/1BA G W/D      5%      770      13,090
    80         2BR/1.5BA       23%     1,110     88,800
    27     2BR/2BA Split FP     8%     1,325     35,775
    37     2BR/2BA W/O Split   11%     1,325     49,025
                  FP
    20       2BR/1.5BA TH       6%     1,270     25,400
    28      2BR/1.5BA TH FP     8%     1,270     35,560
    32       3BR/2.5BA TH       9%     1,450     46,400
    16        3BR/2BA CTG       4%     1,325     21,200
 -------                                      ---------
   350                                          386,100
 =======                                      =========

Note: G-Garden Apartment; TH-Townhouse, W/D Washer/dryer connection; Split-Split level apartment; FP-Fireplace; CTG-Cottage.

              [JOSEPH J. BLAKE AND ASSOCIATES, INC. LETTERHEAD]

                  EXECUTIVE SUMMARY -- ARBOUR EAST APARTMENTS
                                                                             3

ZONING: .......................  R-8 (Medium Density Residential District)

MARKET BRIEF:

Apartments continue to be the most desirable investment property type in Nashville over the past year. The popularity of apartments is due principally to the lower risk perceived by buyers. Advantageous investment characteristics of multifamily properties include short term leases normally at market rates, predictable demographics, low tenant improvement costs at tenant turnover, and a market which generally reflects the ability to raise rents to keep up with inflation. Occupancy rates in Davidson County are predominantly in the 98% plus range, which adds to the desirability of this investment type. Better financing terms are available for multifamily investments than other commercial segments of the market.

Because of the continued popularity, apartment prices are increasing and capitalization rates are being driven lower. Although the current market is very tight, approximately 725 units are currently under construction, which will add competition within the overall Nashville area. The following table summarizes our income estimate for the subject property.

ESTIMATED RENTAL RATES FOR SUBJECT:

                        NUMBER                                                 ANNUAL
UNIT TYPE              OF UNITS   NSF/UNIT   TOTAL NSF   S/SF/MO.   S/MONTH    INCOME
-------------------- ---------- ---------- ----------- ---------- --------- -----------
1BR/1BA Garden            55         770       42,350     $0.55      $420    $  277,200
1BR/1BA TH FP              5         750        3,750     $0.57      $430    $   25,800
1BR/1BA TH                33         750       24,750     $0.56      $420    $  166,320
1BR/1BA G W/D             17         770       13,090     $0.55      $420    $   85,680
2BR/1.5BA G               80       1,110       88,800     $0.47      $525    $  504,000
2BR/2BA Split FP          27       1,325       35,775     $0.48      $640    $  207,360
2BR/2BA Split No. FP      37       1,325       49,025     $0.48      $630    $  279,720
2BR/2BA TH                20       1,270       25,400     $0.45      $575    $  138,000
2BR/2BA TH FP             28       1,270       35,560     $0.43      $550    $  184,800
3BR/2.5BA TH              32       1,450       46,400     $0.46      $665    $  255,360
3BR/2BA CTG               16       1,325       21,200     $0.50      $660    $  126,720

TOTAL/AVERAGES:          350       1,103      386,100     $0.49      $536    $2,250,960

ESTIMATED EFFECTIVE GROSS INCOME: $2,122,655 ($6,065/unit)

              [JOSEPH J. BLAKE AND ASSOCIATES, INC. LETTERHEAD]

                  EXECUTIVE SUMMARY -- ARBOUR EAST APARTMENTS
                                                                             4

TOTAL EXPENSES
(EXCLUDING RESERVES): .........  $900,468 ($2,573/unit)

RESERVES: .....................  $87,500 ($250/unit)

OVERALL CAPITALIZATION RATE: ..  10.0%

VALUE INDICATION VIA
DIRECT CAPITALIZATION ANALYSIS:  $11,300,000

$/UNIT: .......................  $32,286/unit

PROPERTY RIGHTS APPRAISED: ....  Fee Simple Estate

HIGHEST AND BEST USE: .........  Multi-family Residential

INDICATED VALUE BY APPROACHES:

 INCOME CAPITALIZATION
 APPROACH: ....................  $11,300,000

 SALES COMPARISON
 APPROACH: ....................  $11,200,000

 COST APPROACH: ...............  $13,800,000

 FINAL CONCLUSION OF
 MARKET VALUE: ................  $11,300,000

COMMENT

In estimating the subject's market value, the income capitalization approach was given the most weight due to the income-producing nature of the subject property. The sales comparison approach was also given weight due to the number of recent comparable sales in the subject's market. Due to market participants espousing the lack of the cost approach's applicability in a market where estimating depreciation from all forms is extremely subjective, the cost approach was given very little weight in our reconciliation of a final value estimate.

              [JOSEPH J. BLAKE AND ASSOCIATES, INC. LETTERHEAD]

                              EXECUTIVE SUMMARY

DATE OF VALUATION: ............  SEPTEMBER 26, 1995

DATE OF INSPECTION: ...........  September 26, 1995

NAME: .........................  Briar Bay Racquet Club

PROPERTY ADDRESS: .............  13100 SW 92nd Avenue
                                 Dade County, Florida

TAX REFERENCE: ................  30-5016-050-0020

PROPERTY DESCRIPTION: .........  Briar Bay Racquet Club is a 194-unit apartment complex which was constructed in 1974. The complex is comprised of one, four-story building and one, six-story building, with a gross building area of 194,112 (plus or minus) square feet or a total rentable area of 152,805 (plus or minus) square feet, plus a one story clubhouse building with 3,682 (plus or minus) square feet. The buildings are of concrete block construction, with painted stucco exteriors, built up composition roofing, and concrete shingle mansards. The improvements are situated on a 6.49 (plus or minus) acre site.

ZONING: .......................  RU-4M, Modified Apartment House District,
                                 under the jurisdiction of Dade County,
                                 Florida.

MARKET BRIEF: .................  The subject is located in the Dade County apartment market. The vacancy rate in mature
                                 (18+ months old) rental apartment complexes in Dade County surged slightly from 3.4% to 4.7%, from August 1994 to May 1995. The vacancy rate had stood at 0.6% in February, 1993, only six months after Hurricane Andrew. The subject's apartment market has an occupancy rate of 96.4% as of May 1995 which is down from 98.9% in August 1993. Vacancy and rental rates are down slightly, with rental rates on average decreasing by 1% from the previous year. The subject, as of September 1995, was 93% occupied. The occupancy rates for the rent comparable were also in the mid 90s.

              [JOSEPH J. BLAKE AND ASSOCIATES, INC. LETTERHEAD]

                              EXECUTIVE SUMMARY

                                 At the end of March 1995, there were 199 new, never before occupied rental units available throughout Dade County. There have been fewer than 200 units in inventory since the end of 1991. There are 2,108 rental units under construction in the county which will provide some supply over the next few months. The long-term outlook for the Dade County apartment market is for continued steady demand for rental housing which should keep occupancy levels stable with annual rental rates increasing.

PROPERTY RIGHTS APPRAISED: ....  Fee Simple Estate

HIGHEST AND BEST USE: .........  Multifamily rental apartment complex.

INDICATED VALUE BY APPROACHES:

 INCOME CAPITALIZATION
 APPROACH: ....................   $7,900,000

 SALES COMPARISON APPROACH: ...   $7,200,000-$7,900,000

 COST APPROACH: ...............   $7,400,000

 FINAL CONCLUSION OF MARKET
 VALUE: .......................   $7,900,000

COMMENT

In estimating the subject's market value, the Income Capitalization Approach was given the most weight based on the income-producing nature of the subject. The Sales Comparison Approach was also given weight because of the number of recent comparable sales in the subject's market. Due to market participants espousing the lack of the Cost Approach's applicability in a market where estimating depreciation from all forms is extremely subjective, the Cost Approach was given little weight in the reconciliation of a final value estimate. However, it should be noted that with the number of current land sales, it is evident that the market has strengthened to the point of warranting new development in some cases, which would indicate that the applicability of the Cost Approach may becoming a more meaningful value.

              [JOSEPH J. BLAKE AND ASSOCIATES, INC. LETTERHEAD]

                              EXECUTIVE SUMMARY

DATE OF VALUATION: ............  September 25, 1995

DATE OF INSPECTION: ...........  September 25, 1995

NAME: .........................  Chimney Hill Apartments

PROPERTY ADDRESS: .............  2855 Windy Hill Road
                                 Marietta, Cobb County, Georgia 30067

TAX REFERENCE: ................  17-0874-002L, 17-0874-002B, 17-0875-010

PROPERTY DESCRIPTION: .........  Chimney Hill Apartments is a 326-unit apartment complex which was constructed in 1972. The complex is comprised of 27, two-story buildings, with a gross building area of 372,405 (plus or minus) square feet or a total rentable area of 342,318 (plus or minus) square feet. Additionally, the subject has 4,828 (plus or minus) square feet of breezeways and balconies, a one story clubhouse building of 2,275 (plus or minus) square feet, a 1,250 (plus or minus) square foot maintenance building, a 484 (plus or minus) square foot laundry building, and a 1,250 (plus or minus) square foot pool house. The buildings are of wood frame construction, with brick and stucco veneer and asphalt shingle roofs. The improvements are situated on a 26.301 (plus or minus) acre site.

ZONING: .......................  RM-12, Multiple-Family Dwelling District,
                                 under the jurisdiction of Cobb County,
                                 Georgia.

MARKET BRIEF: .................  Rental rates in most sectors of the Atlanta rental market have increased over the last
                                 12 months. According to the Dale Henson
                                 Associates, Apartment Market Tracker,
                                 Midyear 1995 report, effective rents for Class A apartments have increased by 8.5%, and Class B rents have increased by 9.2%, over the last 12 months. There has been a significant amount of new construction in the Atlanta market over the last 24 months. So far, in 1995, there are 5,266 units under construction in 18 properties. The Greater Atlanta market has an average occupancy rate in the range of 95% to 100%, with Cobb County having an overall average occupancy of 97.5%. There is significant investor interest in the market, due in part to the upcoming 1996 Olympics, and in part to the strong job growth that has occurred in the region.

              [JOSEPH J. BLAKE AND ASSOCIATES, INC. LETTERHEAD]

                              EXECUTIVE SUMMARY

PROPERTY RIGHTS APPRAISED: ....  Fee Simple Estate

HIGHEST AND BEST USE: .........  Multifamily rental apartment complex

INDICATED VALUE BY APPROACHES:

 INCOME CAPITALIZATION
 APPROACH: ....................   $12,400,000

 SALES COMPARISON APPROACH: ...   $12,300,000

 COST APPROACH: ...............   $12,100,000

 FINAL CONCLUSION OF MARKET
 VALUE: .......................   $12,400,000

DEFERRED MAINTENANCE,
DEDUCTED FROM THE VALUE
ESTIMATE: .....................   $0

COMMENT

In estimating the subject's market value, the income capitalization approach was given the most weight due to the income-producing nature of the subject. The Sales Comparison Approach was also given weight due to the number of recent comparable sales in the subject's market. Due to market participants espousing the lack of the Cost Approach's applicability in a market where estimating depreciation from all forms is extremely subjective, the Cost Approach was given little weight in the reconciliation of a final value estimate. The Cost Approach was used, however, in the estimation of the subject's highest and best use.

              [JOSEPH J. BLAKE AND ASSOCIATES, INC. LETTERHEAD]

                                EXECUTIVE SUMMARY

DATE OF VALUATION:      September 25, 1995

DATE OF INSPECTION:     September 25, 1995

PROPERTY ADDRESS:       913 North Chelton Road
                        Colorado Springs, 80909, El Paso County, Colorado

TAX REFERENCE:          6410403006
                        6410403008

PROPERTY DESCRIPTION:   Citadel Village is a two and three story apartment
                        complex made up of 122 units in 9 residential buildings and a total of 110,125(plus or minus) rentable square feet. The improvements, which are situated on a 9.19(plus or minus) acre site, were completed in 1974.
                        The unit mix includes several variations of one, two and three-bedroom units.

ZONING:                 PUD, Planned Unit Development

MARKET BRIEF:           Apartments continue to be a popular investment
                        property type in Colorado Springs over the past year.
                        The popularity of apartments is due principally to the lower risk perceived by buyers. Advantageous investment characteristics of multifamily properties include short term leases normally at market rates, predictable demographics, low tenant improvement costs at tenant turnover, and a market which generally reflects the ability to raise rents to keep up with inflation. Occupancy rates in the Colorado Springs area are predominantly in the 95% plus range which adds to the desirability of these investment type.
                        More attractive financing terms are typically available for multi-family investments than other commercial segments of the market.

PROPERTY RIGHTS
 APPRAISED:             Fee Simple Estate

HIGHEST AND BEST USE:   Multi-family Residential



              [JOSEPH J. BLAKE AND ASSOCIATES, INC. LETTERHEAD]

                                EXECUTIVE SUMMARY

INDICATED VALUE BY APPROACHES:

        INCOME CAPITALIZATION
        APPROACH:               $4,600,000

        SALES COMPARISON
        APPROACH:               $4,650,000

        COST APPROACH:          $4,850,000

        FINAL CONCLUSION OF
        MARKET VALUE:           $4,600,000


COMMENT

In estimating the subject's market value, the Income Capitalization Approach was given the most weight due to the income-producing nature of the subject. The Sales Comparison Approach was also given weight due to the number of comparable sales in the subject's market. Due to market participants espousing the lack of the Cost Approach's applicability in a market where estimating depreciation from all forms is extremely subjective, the Cost Approach was given very little weight in our reconciliation of a final value estimate.


















              [JOSEPH J. BLAKE AND ASSOCIATES, INC. LETTERHEAD]

                              EXECUTIVE SUMMARY
                                                                             2

DATE OF VALUATION: ............  September 26, 1995

DATE OF INSPECTION: ...........  September 26, 1995

PROPERTY ADDRESS: .............  2260 Foothill Drive, Salt Lake City, County
                                 of Salt Lake, Utah

TAX REFERENCE: ................  Parcels #16-23-101-004-0000 and
                                 #16-23-152-009-0000

PROPERTY DESCRIPTION: .........  The Foothill Place Apartments is a
                                 three-story apartment complex comprising 450 units in eight residential buildings. Foothill Place has a total net rentable area of 415,334 (plus or minus) square feet. The improvements are situated on two adjacent sites totaling 17.78 (plus or minus) acres. The improvements were constructed in 1973 and include a unit mix containing several variations of one and two-bedroom units.

ZONING: .......................  RMF-35, Moderate Density Multi-Family
                                 Residential

MARKET BRIEF: .................  According to the Salt Lake Area Apartment
                                 Vacancy Survey, the Salt Lake Valley area had a mid-year 1995 vacancy rate of 3.5%. Properties constructed since 1984 had a vacancy rate of 2.6%, while properties constructed prior to 1984 displayed average vacancies of 2.8%. Properties constructed in 1994 and 1995 displayed average vacancies of 5.3% largely due to on-going lease-up. Average monthly rents in the Salt Lake
                                 Valley have increased $10 to $20 per unit within the past six months. Multifamily construction accelerated during the second quarter of 1995. Strong, pent-up demand and low vacancy rates continued to spur multifamily developments. Multifamily construction jumped 37.3% to 3,112 units during the second quarter. Most new development has been concentrated in the metropolitan areas. Salt Lake and Utah Counties comprise 72.9% of the new construction.

PROPERTY RIGHTS APPRAISED: ....  Fee Simple Estate

              [JOSEPH J. BLAKE AND ASSOCIATES, INC. LETTERHEAD]

                              EXECUTIVE SUMMARY
                                                                             3

HIGHEST AND BEST USE: .........  Multi-family Residential

INDICATED VALUE BY APPROACHES:

 INCOME CAPITALIZATION
 APPROACH: ....................  $20,000,000

 SALES COMPARISON
 APPROACH: ....................  $20,500,000

 COST APPROACH: ...............  $19,900,000

 FINAL CONCLUSION OF
 MARKET VALUE: ................  $20,000,000

COMMENT

In estimating the subject's market value, the Income Capitalization Approach was given the most weight due to the income-producing nature of the subject. The Sales Comparison Approach was also given weight due to the number of comparable sales in the subject's market. Due to market participants espousing the lack of the Cost Approach's applicability in a market where estimating depreciation from all forms is extremely subjective, the Cost Approach was given very little weight in our reconciliation of a final value estimate.

              [JOSEPH J. BLAKE AND ASSOCIATES, INC. LETTERHEAD]

                              EXECUTIVE SUMMARY
                                                                             2

DATE OF VALUATION: ............  October 10, 1995

DATE OF INSPECTION: ...........  October 10, 1995

PROPERTY ADDRESS: .............  865 Bellevue Road
                                 Nashville, Tennessee 37221

TAX REFERENCE: ................  May #142, Parcel 30

DEED REFERENCE: ...............  8443/025

PROPERTY DESCRIPTION: .........  Knollwood is a two and three story apartment complex made up of 326 units in 21 buildings and a total of 356,792 rentable square feet. The improvements, which are situated on a 30.85-acre site, were completed in 1972. The unit mix includes several variations of one, two and three-bedroom units.

ZONING: .......................  R-8 (Medium Density Residential District)

MARKET BRIEF: .................  Apartments continue to be the most desirable investment property type in Nashville over the past year. The popularity of apartments is due principally to the lower risk perceived by buyers. Advantageous investment characteristics of multifamily properties include short term leases normally at market rates, predictable demographics, low tenant improvement costs at tenant turnover, and a market which generally reflects the ability to raise rents to keep up with inflation. Occupancy rates in Davidson County are predominantly in the 98% plus range, which adds to the desirability of this investment type. Better financing terms are available for multifamily investments than other commercial segments of the market.

                                 Because of the continued popularity,
                                 apartment prices are increasing and
                                 capitalization rates are being driven lower.
                                 Although the current market is very tight, approximately 725 units are currently under construction which will add competition in the overall Nashville area.

              [JOSEPH J. BLAKE AND ASSOCIATES, INC. LETTERHEAD]

                              EXECUTIVE SUMMARY                             3

PROPERTY RIGHTS APPRAISED: ....  Fee Simple Estate

HIGHEST AND BEST USE: .........  Multi-family Residential

INDICATED VALUE BY APPROACHES:

 INCOME CAPITALIZATION
 APPROACH: ....................  $11,700,000

 SALES COMPARISON
 APPROACH: ....................  $11,400,000

 COST APPROACH: ...............  $13,000,000

 FINAL CONCLUSION OF
 MARKET VALUE .................  $11,700,000

COMMENT

In estimating the subject's market value, the income capitalization approach was given the most weight due to the income-producing nature of the subject property. The sales comparison approach was also given weight due to the number of recent comparable sales in the subject's market. Due to market participants espousing the lack of the cost approach's applicability in a market where estimating depreciation from all forms is extremely subjective, the cost approach was given very little weight in our reconciliation of a final value estimate.

              [JOSEPH J. BLAKE AND ASSOCIATES, INC. LETTERHEAD]

Lake Forest Apartments                                          April 19, 1996
Omaha, Nebraska                                                         Page 1

                   SUMMARY OF SALIENT FACTS AND CONCLUSIONS

PROPERTY NAME: ................  Lake Forest Apartments

LOCATION OF PROPERTY: .........  11402 Evans Street, City of Omaha, Douglas
                                 County, Nebraska.

PURPOSE OF THE APPRAISAL: .....  To estimate the Market Value of the subject.

PROPERTY RIGHTS APPRAISED: ....  Fee Simple Estate.

HIGHEST AND BEST USE: .........  As Vacant -- To develop for multi-family use.

                                 As Improved -- Considered to be that of the existing improvements.

SITE DATA AND ZONING: .........  The subject parcel is 21.18 acres, irregular in shape. It is accessible from the north and south side of Evans Street, which bisects the site into two parcels. The parcel is also accessible by a network of five internal roads. The site is level and appears to be free from adverse easements and encroachments. The site is zoned in part, R6, Multiple-Family Residential District.

IMPROVEMENT DATA: .............  The subject property consists of 312 dwelling units situated within twelve,
                                 three-story buildings constructed on slab.
                                 The property was constructed in 1971. The subject property contains 300,300 square feet of rentable area. The improvements are in average condition with vacant units on a capital improvement program. The capital improvement program is scheduled for five units per month and includes new kitchen appliances, new paint, new carpet, and new balconies. Parking is provided by 136 garages and approximately 332 open space.

TENANT DATA: ..................  The Lake Forest Apartments cater primarily to adults in the surrounding area. Leases are typically signed for a 12-month term. As of the date of inspection, the subject was 98% occupied.

Lake Forest Apartments                                          April 19, 1996
Omaha, Nebraska                                                         Page 2

             SUMMARY OF SALIENT FACTS AND CONCLUSIONS (CONTINUED)

Date of Value Estimate: .......  March 22, 1996

SUMMARY OF STABILIZED PRO FORMA:

                           TOTALS      PER UNIT
                       ------------- ----------
Potential Gross
 Income................  $ 2,059,408   $ 6,601
Vacancy & Credit Loss .     (102,970)     (330)
Employee discounts ....      (13,980)      (45)
                       ------------- ----------
Effective Gross
 Income................  $ 1,942,458   $ 6,226
Operating Expenses ....   (1,045,591)   (3,351)
                       ------------- ----------
Net Operating Income ..  $   896,867   $ 2,875

VALUE CONCLUSIONS

The Income Capitalization Approach:             $8,550,000

The Sales Comparison Approach:                  $8,500,000

Final Value Estimate:                           $8,550,000

EXECUTIVE SUMMARY                                                            2

DATE OF VALUATION: ............  March 26, 1996

DATE OF INSPECTION: ...........  March 26, 1996

PROPERTY ADDRESS: .............  595 Hicks Road
                                 Nashville, Tennessee 37221

TAX REFERENCE: ................  Map #142, Parcel 99

DEED REFERENCE: ...............  9851/756

PROPERTY DESCRIPTION: .........  Post Ridge is a two and three story apartment complex made up of 150 units in 21 buildings and a total of 223,340 rentable square feet. The improvements, which are situated on a 26.66-acre site, were completed in 1974. The unit mix includes several variations of two and three-bedroom units. All of the units are exceptionally large for the market as demonstrated by the average unit size of 1,489 square feet.

ZONING: .......................  R-15 (Residential District)

MARKET BRIEF: .................  Apartments continue to be the most desirable investment property type in Nashville over the past year. The popularity of apartments principally is due to the lower risk perceived by buyers. Advantageous investment characteristics of multifamily properties include short term leases normally at market rates, predictable demographics, low tenant improvement costs at tenant turnover, and a market which generally reflects the ability to raise rents to keep up with inflation. Occupancy rates in the Nashville area exceed 97%, which adds to the desirability of this investment type. Additionally, at present, better financing terms are available for multifamily investments than other commercial segments of the market.

                                 Because of the continued popularity,
                                 apartment prices are increasing and
                                 capitalization rates are being driven lower.
                                 Although the current market is very tight, approximately 3,396 units are currently under construction which will add competition in the overall Nashville area.

              [JOSEPH J. BLAKE AND ASSOCIATES, INC. LETTERHEAD]

EXECUTIVE SUMMARY                                                            3

PROPERTY RIGHTS APPRAISED: ....  Fee Simple Estate

HIGHEST AND BEST USE: .........  Multi-family Residential

INDICATED VALUE BY APPROACHES:

 INCOME CAPITALIZATION
 APPROACH: ....................  $6,500,000

 SALES COMPARISON
 APPROACH: ....................  $6,400,000

 COST APPROACH: ...............  $7,300,000

 FINAL CONCLUSION OF
 MARKET VALUE: ................  $6,500,000

COMMENT

In estimating the subject's market value, the income capitalization approach was given the most weight due to the income-producing nature of the subject property. The sales comparison approach was also given weight due to the number of recent comparable sales in the subject's market. Due to market participants espousing the lack of the cost approach's applicability in a market where estimating depreciation from all forms is extremely subjective, the cost approach was given very little weight in our reconciliation of a final value estimate.

              [JOSEPH J. BLAKE AND ASSOCIATES, INC. LETTERHEAD]

                              EXECUTIVE SUMMARY
                                                                             2

DATE OF VALUATION: ............  September 26, 1995

DATE OF INSPECTION: ...........  September 26, 1995

PROPERTY ADDRESS: .............  781 Hathaway Drive
                                 Colorado Springs, El Paso County, Colorado
                                 80915

TAX REFERENCE: ................  5407407036
                                 5407407037
                                 5407407038

PROPERTY DESCRIPTION: .........  Village East is a two and three story apartment complex made up of 137 units in 6
                                 residential buildings and a total of 103,095
                                 (plus or minus) rentable square feet. The improvements, which are situated on a 6.159 (plus or minus) acre site, were completed in 1973. The unit mix includes several variation of one and two-bedroom units.


ZONING: .......................  R-4, Planned Development District

MARKET BRIEF: .................  Apartments continue to be a popular investment property type in Colorado Springs over the past year. The popularity of apartments is due principally to the lower risk perceived by buyers. Advantageous investment characteristics of multifamily properties include short term leases normally at market rates, predictable demographics, low tenant improvement costs at tenant turnover, and a market which generally reflects the ability to raise rents to keep up with inflation. Occupancy rates in the Colorado Springs area are predominantly in the 95% plus range which adds to the desirability of this investment type. Attractive financing terms are typically more prevalent for multifamily investments than other commercial segments of the market.

PROPERTY RIGHTS APPRAISED: ....  Fee Simple Estate

HIGHEST AND BEST USE: .........  Multi-family Residential

              [JOSEPH J. BLAKE AND ASSOCIATES, INC. LETTERHEAD]

                              EXECUTIVE SUMMARY
                                                                             3

INDICATED VALUE BY APPROACHES:

 INCOME CAPITALIZATION
 APPROACH: ....................  $3,750,000

 SALES COMPARISON
 APPROACH: ....................  $3,700,000

 COST APPROACH: ...............  $4,100,000

 FINAL CONCLUSION OF
 MARKET VALUE: ................  $3,750,000

COMMENT

In estimating the subject's market value, the Income Capitalization Approach was given the most weight due to the income-producing nature of the subject. The Sales Comparison Approach was also given weight due to the number of comparable sales in the subject's market. Due to market participants espousing the lack of the Cost Approach's applicability in a market where estimating depreciation from all forms is extremely subjective, the Cost Approach was given very little weight in our reconciliation of a final value estimate.

              [JOSEPH J. BLAKE AND ASSOCIATES, INC. LETTERHEAD]